                                                                     EXHIBIT 99d

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 30, 1999, by and among Organogenesis Inc., a Delaware corporation, with headquarters located at 150 Dan Road, Canton, MA 02021 (the "Company"), and Baxter Healthcare Corporation, a Delaware corporation with headquarters located at One Baxter Parkway, Deerfield, IL 60015 (the "Purchaser").

     WHEREAS:

     A. In connection with the Asset Purchase Agreement by and among the parties dated April 30, 1999 (the "Asset Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Asset Purchase Agreement, to issue and sell to the Purchaser shares of the Company's common stock, $.01 par value per share (the "Common Stock"); and

     B. To induce the Purchaser to execute and deliver the Asset Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

     1.   DEFINITIONS.
          -----------

          As used in this Agreement, the following terms shall have the following meanings:

          a. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          b. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for the offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          c. "Registrable Securities" means the 50,000 shares of Common Stock issued by the Company to the Purchaser on the date hereof in connection with and subject to the terms and conditions of the Asset Purchase Agreement.

          d. "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

     2.   REGISTRATION.
          ------------

          a. Subject to Sections 2(b) and (c), on or before May 14, 1999, the Company shall prepare and file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of the Purchaser and the provisions of
Section 2(b), which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within ninety (90) days after the filing of the Registration Statement with the SEC.
In the event that the SEC shall be closed for business for any period greater than ten consecutive days, the time periods set forth in this Section 2(a) shall be extended by the same number of days.

          b. The Company covenants that it will use its best efforts to meet the requirements for the use of Form S-3 for registration of the sale by the Purchaser of the Registrable Securities on and after May 14, 1999 and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Purchaser of the Registrable Securities, then the Company (i) with the consent of the Purchaser pursuant to Section 2(a), shall register the sale of the Registrable Securities on another appropriate form and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

          c. Notwithstanding the foregoing, the parties agree that if (i) in the good faith judgment of the Board of Directors of the Company such registration would be seriously detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement or Registration Statement(s), and
(ii) the Company shall furnish to the Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Registration Statement or Registration Statement(s) to be filed in the near future, then the Company shall have the right to defer such filing for a period of ninety (90) days.

     d. Notwithstanding any provision of this Agreement to the contrary, upon the sale of any of the Registrable Securities to the Company pursuant to Section
6.03 of the Asset Purchase Agreement, the Company shall have no further obligations hereunder with respect to any such Registrable Securities.

     3.   RELATED OBLIGATIONS.
          -------------------

     At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a. Subject to Section 2(c), the Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities on or before May 14, 1999 and use its best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as practicable (but no later than ninety (90) days) after the filing of the Registration Statement with the SEC, and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Purchaser may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Purchaser shall have sold all the Registrable Securities (the "Registration Period"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement(s) until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s).

          c. The Company shall furnish to the Purchaser and the Purchaser's legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement(s) (including each preliminary prospectus) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any

Registration Statement, five (5) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including any preliminary prospectus, as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities.

          d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Purchaser reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Purchaser of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

          e. As promptly as practicable after becoming aware of such event, the Company shall notify the Purchaser in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver five (5) copies of such supplement or amendment to the Purchaser. The Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          g. The Company shall permit the Purchaser and a single firm of counsel, initially Sidley & Austin, or such other counsel as thereafter designated as the Purchaser's counsel to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement(s) or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

          h. The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          i. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if the securities of the same class or series issued by the Company as the Registrable Securities are not then listed on any securities exchange, secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

          j. The Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement, which certificate shall not bear any restrictive legend other than the lock-up legend referenced in the Asset Purchase Agreement, if applicable, and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.
As soon as practicable after the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

          k. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchaser of Registrable Securities pursuant to a Registration Statement.

          l. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

          m. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     4.   OBLIGATIONS OF THE PURCHASER.
          ----------------------------

          a. At least seven (7) business days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Purchaser in writing of the information the Company requires from the Purchaser if the Purchaser elects to have any of the Purchaser's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          b. The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          c. The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e) and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5.   EXPENSES OF REGISTRATION.
          ------------------------

          All reasonable expenses incurred in connection with the filing of the Registration Statement contemplated hereby, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, shall be paid by the Company. Notwithstanding the foregoing, in the event that the Purchaser requests the use of a form other than Form S-3 for registration, then the Company shall not be obligated to pay for any expenses in excess of those set forth in the prior sentence.

     6.   INDEMNIFICATION.
          ---------------

          In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Purchaser, the directors, officers, partners, employees, agents and each Person, if any, who controls the Purchaser within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act")(each an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees or expenses (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Purchaser, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or expenses incurred by it in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it;
(iii) shall not be available to the extent such Claim is based on a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9.

          b. In connection with the Registration Statement, the Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, officers and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(d), the Purchaser will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the Purchaser shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the gross proceeds to the Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.
No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          f.  The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7.   CONTRIBUTION.
          ------------

     If any Claim or Indemnified Damages under Section 6(a) or 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims or Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Claims or Indemnified Damages as well as any other relevant equitable considerations.
The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Claims or Indemnified Damages shall be deemed to include, subject to the limitations set forth in Section 6(d), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation
                                                           --- ----
or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in Section 6 and this Section 7 are in addition to any liability that the indemnifying parties may have to the Indemnified Parties.

     8.   REPORTS UNDER THE 1934 ACT.
          --------------------------

          With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144;

          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to the Purchaser so long as the Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

     9.   AMENDMENT OF REGISTRATION RIGHTS.
          --------------------------------

          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon the Purchaser and the Company.

     10.  MISCELLANEOUS.
          -------------

          a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          if to the Company:

               Organogenesis Inc.
               150 Dan Road
               Canton, MA  02021

               Telephone:  (781) 575-0775
               Facsimile:  (781) 575-1570

          with a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, MA 02111

               Telephone:  (617) 542-6000
               Facsimile:  (617) 542-2241
               Attention:  Jeffrey M. Wiesen, Esq.

          if to the Purchaser,


               Baxter Healthcare Corporation
               One Baxter Parkway
               Deerfield, IL 60015
               Attn:  Lee Blumenfeld, M.D.
               Fax:  (847) 270-5660

          with a copy to:

               Baxter Healthcare Corporation
               One Baxter Parkway
               Deerfield, IL 60015
               Attn:  Joseph B. Barrett, Esq.
               Fax:  (847) 270-5660

     Each party shall provide five (5) days prior notice to the other party of any change in address, phone number or facsimile number.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. This Agreement and the Asset Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The aforementioned documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                 PURCHASER:

ORGANOGENESIS INC.                       BAXTER HEALTHCARE   CORPORATION


By:                                      By:
    ------------------------------           -------------------------------

Name:                                    Name:
      ----------------------------             -----------------------------

Its:                                     Its:
     -----------------------------            ------------------------------